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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants of Frigoscandia Holding AB, we hereby consent to the incorporation of our report dated January 28, 1999 included in the ProLogis Trust's Form 10-K for the year ended December 31, 1998 into the ProLogis Trust registration statement on Form S-8 relating to the Meridian Industrial Trust, Inc. Employee and Director Incentive Stock Plan. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                 /s/ KPMG LLP



Stockholm, May 17, 1999